 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Renovaro, Inc. of our report dated October 10, 2024, with respect to the consolidated financial statements of Renovaro, Inc. for the years ended June 30, 2024 and 2023, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

October 30, 2024